Exhibit 3.11(b)

Bylaws

of

SEDWAY GROUP

Bylaws

of

SEDWAY GROUP

Article 1: Name, Office and Seal

Section 1.01. Name of Corporation.

The name of the corporation shall be Lynn Sedway & Associates (hereinafter referred to as the “Corporation”).

Section 1.02. Principal Office.

The principal office of the Corporation shall be located in the County of Marin, State of California. The Corporation may also have offices at such other places, both within and without the State of California, as the board of directors may from time to time determine or the business of the Corporation may require.

Section 1.03. Corporate Seal.

The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and the year and State of Incorporation.

Article 2: Shareholders

Section 2.01. Place of Meetings.

Meetings of shareholders shall be held at the time and place, within or without the State of California, stated in the bylaws or in the notice of the meeting. If no other place is stated or fixed in the bylaw, shareholder meetings shall be held at the principal executive office of the Corporation.

Section 2.02. Annual Meetings.

An annual meeting of the shareholders shall be held each year at the principal office of the Corporation on the first Thursday in January for the purpose of electing directors and transacting any other proper business. If such a day is a legal holiday then the meeting shall be on the next business day following.

Section 2.03. Special Meetings.

Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, or by these bylaws, may be called by the board, the chairman of the board, the president or the holders of shares entitled to cast not less than ten (10) percent of the votes at the meeting or such additional persons as may be provided in the articles of incorporation or these bylaws.

Section 2.04. Notice.

Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting stating the place, date and hour of the meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote. In the case of a special meeting, such notice shall state the general nature of the business to be transacted, and no other business may be transacted. In the case of an annual meeting, such notice shall state those matters which the board, at the time of the mailing of the notice, intends to present for action by the shareholders, but subject to the provisions that any proper matter may be presented at the meeting for such action. Notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election. Notice of a shareholders’ meeting shall be given either personally or by mail or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation.

Section 2.05. Quorum.

The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at meetings of the shareholders for the transaction of business. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number of voting by classes is otherwise provided by statute, by the articles of incorporation or these bylaws. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented, whether in person or by proxy, but no other business may be transacted.

Section 2.06. Voting.

Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, except to the extent that the voting rights are limited or denied by the articles of incorporation. At any meeting of the shareholders, every shareholder having the right to vote may vote either in person, or by proxy executed in writing by the shareholder. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.  Each proxy shall be filed with the secretary of the Corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with Section 2.06 of these bylaws.

Section 2.07. Record Date.

The board of directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of any meeting or to vote at a meeting of the shareholders, the record date to be not more than sixty (60) nor less than ten (10) days prior to the date of such meeting. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which the meeting is held. Shareholders on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books after the record date, except as otherwise provided in the articles of incorporation or by agreement or by statute.

Section 2.08. Action Without Meeting.

Unless otherwise provided in the articles, any action, except election of directors, which may be taken at any annual or special meeting of the shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holder of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Any shareholder or proxy may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the Corporation. All signed consents, or signed copies thereof, shall be placed in the minute book. Except to fill a vacancy in the board of directors not filled by the directors, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors. Any election of a director to fill a vacancy not filled by the directors, other than a vacancy created by removal, requires the written consent of a majority of the outstanding shares entitled to vote.

Article 3: Directors

Section 3.01. Management.

The business and affairs of the Corporation shall be managed by the board of directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

Section 3.02. Number, Qualification, Election, Term. [Amended 12/31/87]

The board of directors shall consist of three directors who do not need to be residents of any particular state. The directors shall be elected at the annual meeting of the shareholders, except as provided by Bylaws Section 3.03 and 3.05. The directors including directors elected to fill vacancies shall hold office until the expiration of the term for which elected and until their successors have been elected and qualified.

Section 3.03. Removal.

The board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony. Any or all of the directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote, except that no director may be removed when the votes cast against removal would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes cast and the entire number of directors authorized at the time of the director’s most recent election were then being elected; or, when the articles of incorporation provide that the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series or as otherwise provided by statute.

Section 3.04. Vacancies.

Any vacancy occurring in the board of directors (by death, resignation, removal or otherwise) may be filled by an affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

Section 3.05. Election of Directors.

(1) At each election of directors, every shareholder entitled to vote at such election has the right:

(a) to vote the number of voting shares owned by him or her for as many persons as there are directors to be elected and for whose election he or she has a right to vote; or

(b) to cumulate his or her votes by giving one candidate as many votes as the number of such directors multiplied by the number of his or her shares equal, or by distributing such votes on the same principle among any number of such candidates.

(2) A shareholder who intends to cumulate his or her votes shall give written notice of such intention to the Secretary of the Corporation on or before the day preceding the election at which such shareholder intends to cumulate his or her votes.

(3) All shareholders may cumulate their votes if any shareholder gives such notice.

Section 3.06. Place of Meetings.

Meetings of the board of directors, regular or special, may be held either within or without the State of California.

Section 3.07. Regular Meetings.

Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board.

Section 3.08. Special Meetings.

Special meetings of the board shall be held upon four (4) days’ notice by mail or 48 hours’ notice delivered personally or by telephone or telegraph to each director. Except as otherwise expressly provided by statute, articles of incorporation, or these bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice. Special meetings may be called by the chairman of the board or the president or any vice-president or the secretary in like manner and on like notice on the written request of one (1) director.

Section 3.09. Quorum, Majority of Vote.

At meetings of the board of directors a majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically provided by statute, the articles of incorporation, or these bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting. If a quorum is not present at a meeting of the board of directors, the directors may adjourn the meeting from time to time, and if the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 3.10. Compensation.

By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of special or standing committees may, by resolution of the board of directors, be allowed like compensation for attending committee meetings.

Section 3.11. Procedure.

The board of directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

Section 3.12. Action Without Meeting.

Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members, whether individually or collectively, of the board of directors. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

Section 3.13. Telephone and Similar Meetings.

The directors may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.14. Interested Directors, Officers and Security Holders.

(a) Validity. If paragraph (B) is satisfied, no contract or other transaction between the Corporation and any of its directors, or any corporation or firm in which any of them are directly or indirectly interested, shall be invalid solely because of this relationship or because of the presence of the director or directors at the meeting authorizing the contract or transaction.

(b) Disclosure, Approval, Fairness. Paragraph (A) shall apply only if:

(1) the material facts of the relationship or interest of such director or directors are known or disclosed:

(a) to the Board of Directors and it nevertheless authorizes or ratifies in good faith the contract or transaction by a vote sufficient without counting the vote of the interested director or directors, and the contract or transaction is just and reasonable as to the Corporation at the time it is authorized, approved or ratified, or

(b) to the shareholders and they nevertheless authorize or ratify in good faith the contract or transaction by a majority of the shares present, with the shares owned by the interested director or directors not being entitled to vote thereon.

(2) as to contracts or transactions not approved as provided above, the person asserting the validity of the contract or transaction sustains the burden of proving that the contract or transaction was just and reasonable as to the Corporation at the time it was authorized, approved or ratified.

(c) Non-Exclusive. This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision.

Article 4: Executive Committee

Section 4.01. Designation.

The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate an executive committee.

Section 4.02. Number, Qualification, Term.

The executive committee shall consist of one (1) or more directors, one of whom shall be the president. The executive committee shall serve at the pleasure of the board of directors.

Section 4.03. Authority.

The executive committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the Corporation, including authority over the use of the corporate seal. However, the executive committee shall not have the authority of the board in reference to:

(a) the approval of any action for which shareholder or outstanding share approval is required;

(b) amending, altering, or repealing these bylaws or adopting new bylaws;

(c) filing vacancies in or removing members of the board of directors or of any committee appointed of the board of directors or the creation of any new committee of the board or the members thereof;

(d) fixing the compensation of any member of such committee; or

(e) declaring a dividend.

Section 4.04. Change in Number.

The number of executive committee members may be increased or decreased from time to time by resolution adopted by a majority of the authorized number of directors.

Section 4.05. Removal.

Any member of the executive committee may be removed by the board of directors by the affirmative vote of a majority of the authorized number of directors, whenever in its judgment the best interests of the Corporation will be served thereby.

Section 4.06. Vacancies.

A vacancy occurring in the executive committee (by death, resignation, removal or otherwise) may be filled by the board of directors in the manner provided for original designation in Bylaw 4.01

Section 4.07. Meetings.

Time, place and notice (if any) of executive committee meetings shall be determined by the executive committee. See also Bylaws 5.01 and 5.02.

Section 4.08. Quorum, Majority Vote.

At meetings of the executive committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the executive committee, except as otherwise specifically provided by statute, the articles of incorporation, or these bylaws. If a quorum is not present at a meeting of the executive committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

Section 4.09. Procedure.

The executive committee shall keep regular minutes of its proceedings and report the same to the board of directors when required. The minutes of the proceedings of the executive committee shall be placed in the minute book of the Corporation.

Section 4.10. Responsibility.

The designation of an executive committee and the delegation of authority to it shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or his or her by law.

Article 5: Notice

Section 5.01. Method.

Whenever by statute, the articles of incorporation, these bylaws, or otherwise, notice is required to be given to a director, committee member, or security holder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given: (a) in writing, by mail, postage prepaid, addressed to the director, committee member, or security holder at the address appearing on the books of the Corporation; or (b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mail.

Section 5.02. Waiver.

Whenever, by statute or the articles of incorporation or these bylaws, notice is required to be given to a security holder, committee member, or director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice shall be equivalent to the giving of such notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Article 6: Officers and Agents

Section 6.01. Number, Qualification, Election, Term.

(a) The Corporation shall have: (1) a president, a vice-president, a secretary and a chief financial officer, and (2) such other officers (including a chairman of the board and additional vice-presidents) and assistant officers and agents as the board of directors may think necessary.

(b) No officer or agent need be a shareholder, a director or a resident of California.

(c) Officers named by Bylaw 6.01(a)(1) shall be elected by the board of directors on the expiration of an officer’s term or whenever a vacancy exists. Officers and agents named in Bylaw 6.01(a)(2) may be elected by the board at any meeting.

(d) Unless otherwise specified by the board at the time of election or appointment, or in an employment contract approved by the board, each officer’s and agent’s term shall end at the first meeting of directors after the next annual meeting of shareholders. He or she shall serve until the end of his or her term or, if earlier, his or her death, resignation, or removal.

(e) Any two or more officers may be held by the same person.

Section 6.02. Removal.

Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 6.03. Vacancies.

Any vacancy occurring in any office of the Corporation (by death, resignation, removal or otherwise) may be filled by the board of directors.

Section 6.04. Authority.

Officers and agents shall have such authority and perform such duties in the management of the corporation as are provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

Section 6.05. Compensation.

The compensation of officers and agents shall be fixed from time to time by the board of directors.

Section 6.06. President.

The president shall be chief executive officer of the Corporation; he or she shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business and affairs of the Corporation, and shall see that all orders and resolutions of the board are carried into effect. He or she shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe.

Section 6.07. Vice-President.

The vice-presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

Section 6.08. Secretary.

(a) The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all votes, actions and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the executive and other committee when required.

(b) He or she shall give or cause to be given notice of all meetings of the shareholders and special meetings of the board of directors.

(c) He or she shall keep in a safe custody the seal of the Corporation, and, when authorized by the board of directors or the executive committee, affix it to any instrument requiring it. When so affixed, it shall be attested by his or her signature or by the signature of the chief financial officer or an assistant secretary.

(d) He or she shall be under the supervision of the president. He or she shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

Section 6.09. Chief Financial Officer.

(a) The chief financial officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all moneys and other valuables in the name and to the credit of the Corporation in depositories designated by the board of directors.

(b) He or she shall disburse the funds of the Corporation as ordered by the board of directors, and prepare financial statements as they direct.

(c) If required by the board of directors, he or she shall give the Corporation a bond (in such form, in such sum, and with such surety or sureties as shall be satisfactory to the board) for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

(d) He or she shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

Article 7: Certificates of Shareholders

Section 7.01. Certificates.

Certificates in the form determined by the board of directors shall be delivered representing all shares to which shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on its face the holder’s name, the class or series of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law. It shall be signed by the president or a vice-president and such other officer or officers as the board of directors shall designate, and may be sealed with the seal of the Corporation or a facsimile thereof. If a certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar (either of which is other than the Corporation or an employee of the Corporation), the signature of any officer may be a facsimile.

Section 7.02. Issuance.

Shares may be issued for such consideration not less than par value and to such persons as the board of directors may determine from time to time. Shares shall not be issued until the full amount of the consideration, fixed as provided by law, has been paid. The whole or any part of the shares of the Corporation may be issued as partly paid and subject to call for the remainder of the consideration therefor.

Section 7.03. Payment for Shares.

(a) Kind. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation) or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

(b) Valuation. In the absence of fraud in the transaction, the judgment of the board of directors as the value of consideration received shall be conclusive.

(c) Effect. When the consideration fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

Section 7.04. Subscriptions.

Unless otherwise provided in the subscription agreement, subscriptions for shares, whether made before or after organization of the Corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of all same series. In case of default in the payment on any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due to the Corporation.

Section 7.05. Lost, Stolen or Destroyed Certificates.

The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owned of the certificate:

(a) Claim. Makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; and

(b) Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

(c) Bond. Give a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

(d) Other Requirements. Satisfies any other reasonable requirements imposed by the Corporation. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he or she has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer of the shares or for a new certificate.

Section 7.06. Registration of Transfer.

The Corporation shall register the transfer of a certificate for shares presented to it for transfer if:

(a) Endorsement. The certificate is properly endorsed by the registered owner or by his or her duly authorized attorney; and

(b) Adverse Claims. The Corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim; and

(c) Collection of Taxes. Any applicable law relating to the collection of taxes has been complied with.

Section 7.07. Registered Owner.

Prior to due presentment for registration of transfer of a certificate for shares, the Corporation may treat the registered owner as the person exclusively entitled to vote, to receive notices and otherwise to exercise all the rights and powers of a shareholder.

Section 7.08. Preemptive Rights.

No shareholder or other person shall have any preemptive right whatsoever.

Article 8: General Provisions

Section 8.01. Dividends and Reserves.

(a) Declaration and payment. Subject to statute and the articles of incorporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of the Corporation. The declaration and payment shall be at the discretion of the board of directors.

(b) Record Date. The board of directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, the record date to be not more than sixty (60) days prior to the payment date of such dividend, or the board of directors may close the stock transfer books for such purpose for a period of not more than sixty (60) days prior to the payment date of such dividend. In the absence of any action by the board of directors, the close of business on the date on which the board of directors adopts the resolution declaring the dividends shall be the record date.

(c) Reserves. By resolution, the board of directors may create such reserve or reserves out of the earned surplus of the Corporation as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for any other purpose they think beneficial to the Corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

Section 8.02. Books and Records.

The Corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its shareholders and board of directors, and shall keep at its principal executive office or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number of class of the shares held by each.

Section 8.03. Annual Report.

The board of directors shall mail to each shareholder of record an annual report not later than one hundred twenty (120) days after the close of the fiscal year and at least fifteen (15) days prior to each annual meeting. Such report shall contain a full and clear statement of the business and condition of the Corporation, including a reasonably detailed balance sheet as of the end of each such fiscal year, an income statement, and statement of changes in financial position for such fiscal year, all prepared in conformity with generally accepted accounting principles applied on a consistent basis and accompanied by any report thereon of independent accountants, or if there is no such report, then such statements shall be accompanied by the certificate of an authorized officer of the Corporation. Moreover, when and if the Corporation shall have fewer than one hundred (100) holders of record of its shares, the financial statements required by this section are not required to be prepared in conformity with generally accepted accounting principles if they reasonably set forth the assets and liabilities and the income and expenses of the Corporation and disclose the accounting basis used in their preparation.

Section 8.04. Checks and Notes.

All checks and demands for money and notes of the Corporation shall be signed by such officer or officers or such other or persons as the board of directors may from time to time designate.

Section 8.05. Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

Section 8.06. Indemnification.

(a) Persons. The Corporation shall indemnify, to the extent provided in paragraphs (B), (D), or (F):

(1) any person who is or was director, officer, agent or employee of the Corporation, and

(2) any person who serves or served at the Corporation’s request as a director, officer, agent, employee, partner or trustee of another corporation or of a partnership, joint venture, trust or other enterprise.

(b) Extent – Derivative Suits. In case of a suit by or in the right of the Corporation against a person named in paragraph (A) by reasons of his or her holding a position named in paragraph (A) by reasons of his or her holding a position named in paragraph (A), the Corporation shall indemnify him or her if he or she satisfied the standard in paragraph (c), for expenses (including attorney’s fees but excluding amounts paid in settlement) actually and reasonably incurred by him or her in connection with the defense or settlement of the suit.

(c) Standard – Derivative Suits. In case of a suit by or in the right of the Corporation, a person named in paragraph (A) shall be indemnified only if:

(1) he or she is successful on the merits or otherwise, or

(2) he or she acted in good faith in the transaction which is the subject of the suit, and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation. However, he or she shall not be indemnified n respect of any claim, issue or matter as to which he or she has been adjudged liable to the Corporation unless (and only to the extent that) the court in which such proceeding is or was pending shall determine upon application, that despite the adjudication but in view of all the circumstances, he or she is fairly and reasonably entitled to indemnity for such expenses which the court shall determine.

(d) Extent – Nonderivative Suit. In case of a suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Corporation, together hereafter referred to as a nonderivative suit, against a person named in paragraph (A) by reason of his or her holding a position named in paragraph (A), the Corporation shall indemnify him or her if he or she satisfies the standard in paragraph (E), for amounts actually and reasonably incurred by him or her in connection with the defense or settlement of the nonderivative suit as

(1) expenses (including attorneys’ fees);

(2) amounts paid in settlement,

(3) judgments, and

(4) fines.

(e) Standard – Nonderivative Suits. In case of a nonderivative suit, a person named in paragraph (A) shall be indemnified only if:

(1) he or she is successful on the merits or otherwise, or

(2) he or she acted in good faith in the transaction which is the subject of the nonderivative suit, and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, he or she had no reason to believe his or her conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person failed to satisfy the standard of this paragraph (E)(2).

(f) Determination That Standard Has Been Met. A determination that the standard of paragraph (C) or (E) has been satisfied may be made by a court. Or, except as stated in paragraph (C)(2) (2d sentence), the determination to such proceedings.

(1) a majority vote of a quorum consisting of directors who are not parties to such proceedings.

(2) the court in which such proceeding is or was pending upon application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the Corporation.

(3) the shareholders of the Corporation, with the shares owned by the person to be indemnified not being entitled to vote thereon.

(g) Proration. Anyone making a determination under paragraph (F) may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified:

(h) Advance Payment. The Corporation may pay in advance any expenses (including attorneys’ fees) which may become subject to indemnification under paragraph (A) – (G) if:

(1) the board of directors authorizes the specific payment; or

(2) the person receiving the payment undertakes in writing to repay such amount unless it is ultimately determined that he or she is entitled to indemnification by the Corporation under paragraphs (A) – (G).

(i) Nonexclusive. The indemnification provided by paragraphs (A) – (G) shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

(j) Continuation. The indemnification and advance payment provided in paragraphs (A) – (H) shall continue as to the person who has ceased to hold a position named in paragraph (A) and shall inure to his or her heirs, executors and administrators.

(k) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who holds or who has held position named in paragraph (A), against any liability incurred by him or her in any such position, or arising out of his or status as such, whether or not the Corporation would have power to indemnify him or her against such liability under paragraphs (A) – (H).

(l) Reports. Indemnification payments, advance payments and insurance purchases and payments made under paragraphs (A) – (K) shall be reported in writing to the shareholders of the Corporation with the next notice of annual meeting, or within six months, whichever, is sooner.

Section 8.07. Resignation.

Any director, committee member, officer or agent may resign by giving written notice to the president or the secretary. The resignation shall taken effect at the time specified therein, or immediately if no time is specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 8.08. Amendment of Bylaws.

(a) These bylaws except as to the specifying or changing of the fixed number of directors may be altered, amended, or repealed at any meeting of the board of directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of the meeting.

(b) These bylaws may also be altered, amended or repealed at any meeting of the shareholders at which a quorum is present or represented, by the affirmative vote of the holders of a majority of the shares present or represented at the meeting and entitled to vote thereat, provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting.

Section 8.09. Construction.

Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural and conversely. If any portion of these bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

(a) The remainder of these bylaws shall be considered valid and operative; and

(b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

Section 8.10. Table of Contents, Headings.

The table of contents and headings are for organization, convenience and clarity. In interpreting these bylaws, they shall be subordinated in importance to the other written material.

Section 8.11. Relation to Articles of Incorporation.

These bylaws are subject to, and governed by, the Articles of Incorporation.

LYNN SEDWAY & ASSOCIATES

CERTIFICATE OF INCORPORATOR

I, the undersigned, do hereby certify:

1:	That I am the incorporator of Lynn Sedway & Associates, a California corporation; and

2.	That the foregoing bylaws, comprising 30 pages, constitute the bylaws of said corporation as duly adopted by me, as incorporator, on December 31, 1987, pursuant to the authority so to act contained in Section 210 of the California Corporation Code

IN WITNESS WHEREOF, I have hereunto subscribed my name this 31st day of December 1987.

/s/ Stafford W. Keegin
Stafford W. Keegin